Exterran Holdings and Exterran Partners Report
Third Quarter 2009 Results

HOUSTON, November 5, 2009 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the third quarter 2009.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income attributable to Exterran stockholders for the third quarter 2009 of $18.2 million, or $0.30 per diluted share, compared to a net loss attributable to Exterran stockholders for the second quarter 2009 of $530.8 million, or $8.66 per diluted share, and net income attributable to Exterran stockholders for the third quarter 2008 of $37.0 million, or $0.57 per diluted share.

Net income from continuing operations attributable to Exterran stockholders for the third quarter 2009 was $24.8 million, or $0.38 per diluted share, excluding pretax charges that totaled $3.6 million, including a $2.6 million restructuring charge related to the consolidation of our fabrication facilities in North America and a $1.0 million charge related to our investments in non-consolidated affiliates in Venezuela.  Due to the expropriation of our assets and operations in Venezuela, our Venezuelan contract operations and aftermarket services businesses are reflected as discontinued operations in our current and prior period financial results.

Net income from continuing operations for the second quarter 2009 attributable to Exterran stockholders, excluding charges, was $24.4 million, or $0.39 per diluted share, and net income from continuing operations for the third quarter 2008 attributable to Exterran stockholders, excluding charges, was $24.0 million, or $0.37 per diluted share.

Revenue was $679.7 million for the third quarter 2009, compared to $678.0 million for the second quarter 2009 and $756.3 million for the third quarter 2008.  EBITDA, as adjusted (as defined below), was $161.1 million for the third quarter 2009, compared to $151.4 million for the second quarter 2009 and $172.4 million for the third quarter 2008.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “I am pleased with our overall performance in the third quarter despite challenging industry conditions.  With solid execution by our operating and support groups, we generated a strong level of cash flow and reduced our debt balances by $124 million.  We also commenced the operation of two new contract operations projects in the Eastern Hemisphere in early October, and have a significant backlog of international contract operations projects scheduled to begin operations through mid-2010.

“Although we are encouraged by the recent increase in North American natural gas prices, we expect continuing overall weak market conditions and, in particular, declining activity levels for our North America contract operations business into 2010.  We expect our net capital expenditures to be $200 million to $300 million in 2010, down from approximately $375 million to $400 million in 2009.  Building on our third quarter success, we expect to generate positive cash flow after capital expenditures in the fourth quarter of 2009 and in 2010.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $41.3 million for the third quarter 2009, compared to $45.1 million for the second quarter 2009 and $44.4 million for the third quarter 2008.  Net income was $2.0 million, or $0.09 per diluted limited partner unit, for the third quarter 2009, compared to $2.7 million, or $0.13 per diluted limited partner unit, for the second quarter 2009 and $9.4 million, or $0.49 per diluted limited partner unit, for the third quarter 2008.  Net income for the second quarter 2009 was $5.7 million, or $0.28 per diluted limited partner unit, excluding a $3.0 million non-cash fleet impairment charge.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $18.4 million for the third quarter 2009, compared to $21.1 million for the second quarter 2009 and $22.7 million for the third quarter 2008.  Distributable cash flow (as defined below) totaled $10.6 million for the third quarter 2009, compared to $12.7 million for the second quarter 2009 and $14.8 million for the third quarter 2008.

“In October, Exterran Partners agreed to acquire contracts and equipment representing approximately 273,000 horsepower of compression from Exterran Holdings for approximately $143 million, excluding transaction costs, to be financed with approximately $57 million of borrowings under its new $150 million asset-backed securitization facility and existing revolving credit facility and the issuance of approximately 4.7 million common units and approximately 97,000 general partner units to Exterran Holdings.  The acquisition, anticipated to close in mid-November, is expected to strengthen Exterran Partners’ market position in the United States and enhance its distributable cash flow,” commented Mr. Danner, President and Chief Executive Officer of Exterran Partners’ managing general partner.

On October 30, 2009, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the third quarter 2009, the same level as in the second quarter 2009 and the third quarter 2008.

Conference Call Details

Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their third quarter 2009 earnings release:

•
Teleconference: Thursday, November 5, 2009 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 888-895-5271. International participants should dial 847-619-6547 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 25723798.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, November 5, 2009, until 2:00 p.m. Eastern Time on Thursday, November 12, 2009. To listen to the replay, please dial 888-843-8996 in the United States and Canada, or 630-652-3044 internationally, and enter access code 25723798.

*****

With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) expenses and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, impairment charges, non-cash SG&A expenses, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in over 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the ability of the Companies to complete their proposed transaction and the expected timing of the closing of the transaction; the expected benefits of the transaction to Exterran Partners; Exterran Holdings’ ability to execute on its backlog of international contract operations projects and the ability of those projects to begin generating revenues through mid-2010; the Companies’ expectations regarding future economic and market conditions; and the Companies’ financial and operational outlook, including expected levels of cash flows, and ability to fulfill that outlook.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2008, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Revenues:
North America contract operations	$167,567	$178,455	$197,926
International contract operations	96,420	95,448	99,680
Aftermarket services	75,526	78,504	94,044
Fabrication	340,193	325,561	364,608
	679,706	677,968	756,258

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	74,556	74,420	84,440
International contract operations	37,850	37,897	40,504
Aftermarket services	59,360	61,778	75,193
Fabrication	278,036	275,561	292,978
Selling, general and administrative	81,600	86,380	89,564
Merger and integration expenses	-	-	3,728
Depreciation and amortization	87,781	85,903	83,029
Fleet impairment	-	86,684	1,000
Restructuring charges	2,616	8,076	-
Goodwill impairment	-	150,778	-
Interest expense	33,371	29,163	33,401
Equity in (income) loss of non-consolidated affiliates	1,011	567	(6,657)
Other (income) expense, net	(12,768)	(9,433)	7,835
	643,413	887,774	705,015

Income (loss) before income taxes	36,293	(209,806)	51,243
Provision for (benefit from) income taxes	13,691	(23,177)	27,252
Income (loss) from continuing operations	22,602	(186,629)	23,991
Income (loss) from discontinued operations, net of tax	(3,834)	(343,323)	16,070
Net income (loss)	18,768	(529,952)	40,061
Less: net income attributable to the noncontrolling interest	(576)	(818)	(3,028)
Net income (loss) attributable to Exterran stockholders	$18,192	$(530,770)	$37,033

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.36	$(3.06)	$0.32
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.06)	(5.60)	0.25
Net income (loss) attributable to Exterran stockholders	$0.30	$(8.66)	$0.57

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.35	$(3.06)	$0.32
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.05)	(5.60)	0.25
Net income (loss) attributable to Exterran stockholders	$0.30	$(8.66)	$0.57

Weighted average common and equivalent shares outstanding:
Basic	61,579	61,277	64,940
Diluted	77,509	61,277	65,423

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$22,026	$(187,447)	$20,963
Income (loss) from discontinued operations, net of tax	(3,834)	(343,323)	16,070
Net income (loss) attributable to Exterran stockholders	$18,192	$(530,770)	$37,033

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Revenues:
North America contract operations	$167,567	$178,455	$197,926
International contract operations	96,420	95,448	99,680
Aftermarket services	75,526	78,504	94,044
Fabrication	340,193	325,561	364,608
Total	$679,706	$677,968	$756,258

Gross Margin (1):
North America contract operations	$93,011	$104,035	$113,486
International contract operations	58,570	57,551	59,176
Aftermarket services	16,166	16,726	18,851
Fabrication	62,157	50,000	71,630
Total	$229,904	$228,312	$263,143

Selling, General and Administrative	$81,600	$86,380	$89,564
% of Revenues	12%	13%	12%

EBITDA, as adjusted (1)	$161,072	$151,365	$172,401
% of Revenues	24%	22%	23%

Capital Expenditures	$74,983	$106,075	$112,831
Less: Proceeds from Sale of PP&E	(4,060)	(10,256)	(18,418)
Net Capital Expenditures	$70,923	$95,819	$94,413

Gross Margin Percentage:
North America contract operations	56%	58%	57%
International contract operations	61%	60%	59%
Aftermarket services	21%	21%	20%
Fabrication	18%	15%	20%
Total	34%	34%	35%

Total Available Horsepower (at period end):
North America contract operations	4,339	4,340	4,540
International contract operations	1,220	1,214	1,151
Total	5,559	5,554	5,691

Total Operating Horsepower (at period end):
North America contract operations	2,983	3,125	3,452
International contract operations	1,015	1,037	1,046
Total	3,998	4,162	4,498

Total Operating Horsepower (average):
North America contract operations	3,052	3,207	3,456
International contract operations	1,025	1,037	1,049
Total	4,077	4,244	4,505

Horsepower Utilization (at period end):
North America contract operations	69%	72%	76%
International contract operations	83%	85%	91%
Total	72%	75%	79%

Fabrication Backlog:
Compression & accessory	$211,012	$291,633	$359,392
Production & processing equipment	570,751	652,772	731,874
Total	$781,763	$944,405	$1,091,266

Debt to Capitalization:
Debt	$2,385,748	$2,509,777	$2,467,773
Exterran stockholders' equity	1,606,444	1,570,256	3,239,237
Capitalization	$3,992,192	$4,080,033	$5,707,010
Total Debt to Capitalization	59.8%	61.5%	43.2%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$22,602	$(186,629)	$23,991
Depreciation and amortization	87,781	85,903	83,029
Fleet impairment	-	86,684	1,000
Restructuring charges	2,616	8,076	-
Investment in non-consolidated affiliates impairment	1,011	567	-
Goodwill impairment	-	150,778	-
Interest expense	33,371	29,163	33,401
Merger and integration expenses	-	-	3,728
Provision for (benefit from) income taxes	13,691	(23,177)	27,252
EBITDA, as adjusted (1)	161,072	151,365	172,401
Selling, general and administrative	81,600	86,380	89,564
Equity in (income) loss of non-consolidated affiliates	1,011	567	(6,657)
Investment in non-consolidated affiliates impairment	(1,011)	(567)	-
Other (income) expense, net	(12,768)	(9,433)	7,835
Gross Margin (1)	$229,904	$228,312	$263,143

Net income (loss) attributable to Exterran stockholders	$18,192	$(530,770)	$37,033
(Income) loss from discontinued operations	3,834	343,323	(16,070)
Charges, after-tax:
Fleet impairment	-	55,153	640
Restructuring charges	1,731	5,344	-
Investment in non-consolidated affiliates impairment	1,011	567	-
Goodwill impairment	-	150,778	-
Merger and integration expenses	-	-	2,349
Net income from continuing operations attributable to Exterran stockholders, excluding charges	$24,768	$24,395	$23,952

Diluted Income (loss) from continuing operations attributable to Exterran stockholders	$0.35	$(3.06)	$0.32
Adjustment for charges, after-tax, per common share	0.03	3.45	0.05
Diluted net income from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$0.38	$0.39	$0.37

(1) Management believes disclosure of EBITDA, as adjusted, diluted income (loss) attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted income per common share from continuing operations, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Revenue	$41,317	$45,077	$44,390

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	19,802	20,176	19,900
Depreciation and amortization	9,042	8,678	7,542
Fleet impairment	-	2,995	-
Selling, general and administrative	4,961	5,551	2,423
Interest expense	5,039	4,805	4,967
Other (income) expense, net	324	-	-
Total costs and expenses	39,168	42,205	34,832
Income before income taxes	2,149	2,872	9,558
Income tax expense	141	134	147
Net income	$2,008	$2,738	$9,411

General partner interest in net income	$289	$304	$432

Limited partner interest in net income	$1,719	$2,434	$8,979

Weighted average limited partners' units outstanding:
Basic	19,125	19,107	18,305

Diluted	19,148	19,113	18,320

Earnings per limited partner unit:
Basic	$0.09	$0.13	$0.49

Diluted	$0.09	$0.13	$0.49

EXTERRAN PARTNERS, L.P
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,		June 30,		September 30,
	2009		2009		2008

Revenue	$41,317		$45,077		$44,390

Gross Margin, as adjusted (1)	$23,500		$26,353		$28,063

EBITDA, as further adjusted (1)	$18,405		$21,077		$22,694
% of Revenue	45%		47%		51%

Capital Expenditures	$3,341		$4,152		$4,390
Proceeds from Sale of Compression Equipment	-		-		-
Net Capital Expenditures	$3,341		$4,152		$4,390

Gross Margin percentage, as adjusted	57%		58%		63%

Distributable cash flow (2)	$10,633		$12,714		$14,798

Distributions per Limited Partner Unit	$0.4625		$0.4625		$0.4625
Distribution to All Unitholders, including Incentive Distributions	$9,277		$9,277		$9,264
Distributable Cash Flow Coverage	1.15	x	1.37	x	1.60	x

	September 30,		June 30,		September 30,
	2009		2009		2008

Debt	$384,500		$387,750		$399,750
Total Partners' Capital	$173,809		$175,205		$175,151
Total Debt to Capitalization	69%		69%		70%
EBITDA, as further adjusted (1) to Interest Expense	3.7	x	4.4	x	4.6	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$2,008	$2,738	$9,411
Income tax expense	141	134	147
Depreciation and amortization	9,042	8,678	7,542
Fleet impairment	-	2,995	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	1,985	1,452	3,589
Non-cash selling, general and administrative costs	190	275	(2,962)
Interest expense, net of interest income	5,039	4,805	4,967
EBITDA, as further adjusted (1)	18,405	21,077	22,694
Cash selling, general and administrative costs	4,771	5,276	5,385
Less: cap on selling, general and administrative costs provided by EXH	-	-	(16)
Less: other (income) expense, net	324	-	-
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	$23,500	$26,353	$28,063
Other income (expense), net	(324)	-	-
Expensed acquisition costs	324	-	-
Less: Cash interest expense	(4,915)	(4,677)	(4,835)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(4,771)	(5,276)	(5,369)
Less: Income tax expense	(141)	(134)	(147)
Less: Maintenance capital expenditures	(3,040)	(3,552)	(2,914)
Distributable cash flow (2)	$10,633	$12,714	$14,798

Cash flows from operating activities	$16,182	$22,773	$10,311
Amortization of debt issuance cost	(87)	(91)	(94)
Amortization of fair value of acquired interest rate swaps	(37)	(37)	(38)
Cap on operating and selling, general and administrative costs provided by EXH	1,985	1,452	3,589
Interest expense, net of interest income	5,039	4,805	4,967
Expensed acquisition costs	324	-	-
Cash interest expense	(4,915)	(4,677)	(4,835)
Maintenance capital expenditures	(3,040)	(3,552)	(2,914)
Change in current assets/liabilities	(4,818)	(7,959)	3,812
Distributable cash flow (2)	$10,633	$12,714	$14,798

Net income	$2,008	$2,738	$9,411
Fleet impairment	-	2,995	-
Net income, excluding charge	$2,008	$5,733	$9,411

Diluted earnings per limited partner unit	$0.09	$0.13	$0.49
Adjustment for charge per limited partner unit	-	0.15	-
Diluted earnings per limited partner unit, excluding charge (1)	$0.09	$0.28	$0.49

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Total Available Horsepower (at period end)	1,039	1,034	1,017

Total Operating Horsepower (at period end)	808	840	909

Average Operating Horsepower	819	859	829

Horsepower Utilization:
Spot (at period end)	78%	81%	89%
Average	79%	83%	89%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,861	1,917	1,716

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,233	4,234	4,428

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	45%	45%	39%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,927	3,066	3,384

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	65%	63%	51%